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As filed with the Securities and Exchange Commission on September 29, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5015 (Primary Standard Industrial Classification Code Number)	36-4215970 (I.R.S. Employer Identification Number)
120 North LaSalle Street, Suite 3300 Chicago, Illinois 60602 (312) 621-1950 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Victor M. Casini
Vice President, General Counsel and Secretary
LKQ Corporation
120 North LaSalle Street, Suite 3300
Chicago, Illinois 60602
(312) 280-3700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
J. Craig Walker Bell, Boyd & Lloyd LLC 70 West Madison Street, Suite 3300 Chicago, Illinois 60602 (312) 372-1121 fax: (312) 372-2098	Thomas J. Murphy McDermott Will & Emery LLP 227 West Monroe Street, Suite 4400 Chicago, Illinois 60606 (312) 372-2000 fax: (312) 984-7700

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Reg. No. 333-128152

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)

Common Stock, par value $.01 per share	690,000 Shares	$18,338,475	$2,158.44

(1)
Includes 90,000 shares of common stock subject to an over-allotment option granted to the underwriters.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o).
(3)
The $18,338,475 of common stock being registered in this Registration Statement is in addition to the $96,719,025 of common stock registered pursuant to the registrant's Registration Statement on Form S-1 (File No. 333-128152).

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and the General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended, solely to register additional shares of common stock, $.01 par value per share, of LKQ Corporation. The contents of the Registration Statement on Form S-1 (No. 333-128152) filed by LKQ Corporation with the Securities and Exchange Commission on September 7, 2005, as amended by Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on September 13, 2005, and as further amended by Amendment No. 2 to Registration Statement on Form S-1 filed with the Commission on September 27, 2005, which was declared effective by the Commission on September 28, 2005, including the exhibits thereto, are incorporated herein by reference.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 28, 2005.

LKQ CORPORATION
By:	/s/ JOSEPH M. HOLSTEN Joseph M. Holsten President, Chief Executive Officer and Director

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 28, 2005.

Signature	Title

Principal Executive Officer:
/s/ JOSEPH M. HOLSTEN Joseph M. Holsten	President, Chief Executive Officer and Director
Principal Financial Officer:
/s/ MARK T. SPEARS Mark T. Spears	Senior Vice President and Chief Financial Officer
Principal Accounting Officer:
/s/ FRANK P. ERLAIN Frank P. Erlain	Vice President of Finance and Controller

Majority of Directors:
* Donald F. Flynn	Director
* A. Clinton Allen	Director
* Robert M. Devlin	Director
* Paul M. Meister	Director
* John F. O'Brien	Director
William M. Webster, IV	Director
*By:	/s/ MARK T. SPEARS Mark T. Spears Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Bell, Boyd & Lloyd LLC.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Bell, Boyd & Lloyd LLC (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature pages to Reg. No. 333-128152).

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SIGNATURES
EXHIBIT INDEX